SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                           ---------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                           ---------------------------

                               Career Worth, Inc.
                               ------------------
             (Exact name of registrant as specified in its charter)

         Nevada                                        87-0663193
         --------                                      ----------
(State or other jurisdiction of           (I.R.S. Employer Identification No.)
incorporation or organization)

                      385 East 800 South, Orem, Utah 84004
                      ------------------------------------
                    (Address of principal executive offices)

                   The 2001 Benefit Plan of Career Worth, Inc.
                   -------------------------------------------
                            (Full title of the plan)


                 Curtis Johnson, 385 East 800 South, Orem, Utah
               84004 (Name, address, including zip code, of agent
                                  for service)

                   Telephone number for Issuer: (801) 426-4600

                         CALCULATION OF REGISTRATION FEE
=========================    ==========       ==================    ==================    ============
Title of Securities to be    Amounts to       Proposed Maximum      Proposed Maximum      Amount of
Registered                   be               Offering Price Per    Aggregate Offering    Registration
                             Registered       Share(1)              Price                 Fee
Common Stock, 0.001 par
value                        3,000,000        $0.03                 $90,000               $22.50
=========================    ==========       ==================    ==================    ============

(1) Bona Fide estimate of maximum offering price solely for calculating the registration fee pursuant to Rule 457(h) of the Securities Act of 1933, based on the average bid and asked price of the registrant's common stock as of May 15, 2001 a date within five business days prior to the date of filing of this registration statement.

         In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plan described herein.





                                    Page -1-

                     2001 Benefit Plan of Career Worth, Inc.
                  Cross-Reference Sheet Pursuant to Rule 404(a)

     Cross-reference between items of Part I of Form S-8 and the Section 10(a) Prospectus that will be delivered to each employee, consultant, or director who participates in the Plan.

Registration Statement Item Numbers and Headings      Prospectus Heading

1.       Plan Information                             Section 10(a) Prospectus

2.       Registrant Information and                   Section 10(a) Prospectus
         Employee Plan Annual Information



                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

     The following documents filed by Career Worth, Inc., a Nevada corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference:

         1. The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2000.

         2. All reports filed by the Company with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year ended December 31, 2000.

     Prior to the filing, if any, of a post-effective amendment that indicates that all securities covered by this Registration Statement have been sold or that de-registers all such securities then remaining unsold, all reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

Item 4.  Description of Securities

     The common stock of the Company being registered pursuant to this Registration Statement is part of a class of securities registered under Section 12 of the Exchange Act. A description of such securities is contained in the Company's Form 10-SB filed with the Commission on January 24, 2000, and any amendment or report filed for the purpose of updating such description. Said description is incorporated herein by reference. (See "Item 3. Incorporation of Documents by Reference.")





                                    Page -2-

Item 5. Interests of Named Experts and Counsel

     Richard D. Surber, an attorney licensed to practice law in the State of California, and a selling shareholder herein, is named herein as having rendered an opinion on the validity of the securities being registered herein and with respect to legal matters concerning the registration and offering of the securities referred to herein. Mr. Surber will receive 1,000,000 shares of the Company's $0.001 par value common stock which represents approximately 2% of the issued and outstanding shares of the Company. The shares are to be received by Mr. Surber for services rendered to the Company pursuant to his Fee Agreement a copy of which is attached hereto as an exhibit.

Item 6. Indemnification of Directors and Officers

     The Company's Bylaws and section 78.751 of the Nevada Revised Statutes provide for indemnification of the Company's officers and directors in certain situations where they might otherwise personally incur liability, judgments, penalties, fines and expenses in connection with a proceeding or lawsuit to which they might become parties because of their position with the Company.

Section 78.751. Indemnification of officers, directors, employees and agents; advancements of expenses, states the following:

1. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

2. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is


                                    Page -3-
fairly and reasonable entitled to indemnity for such expenses as the court deems proper.

3. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, he must be indemnified by the corporation against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

4. Any indemnification under subsections 1 and 2, unless ordered by a court or advanced pursuant to subsection 5, must be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

         (a)      By the stockholders;
         (b) By the board of directors by majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding;
         (c) If a majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding so orders, by independent legal counsel in a written opinion; or
         (d) If a quorum consisting of directors who were not parties to the act, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

5. The articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

6. The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section:

     (a) Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to subsection 5, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

     (b) Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

To the extent that indemnification may be related to liability arising under the Securities Act, the Securities and Exchange Commission takes the position that indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.


                                    Page -4-

Item 7.   Exemption from Registration Claimed

No restricted securities are being re-offered or resold pursuant to this registration statement.

Item 8. Exhibits.

         The exhibits attached to this Registration Statement are listed in the
Exhibit Index, which is found on page 8.

Item 9.  Undertakings

(a)      The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

         (2) To treat, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment as a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.




                                    Page -5-

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Orem, Utah on May 15, 2001.

                          Career Worth, Inc.

                          By: Curtis T. Johnson
                            --------------------------------------
                            Curtis T. Johnson, as CEO and Director



                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Curtis T. Johnson with power of substitution, as his attorney-in-fact for him, in all capacities, to sign any amendments to this registration statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitutes may do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the date indicated.




Signature                         Title                             Date



/s/ Larry Heaps              President and Director               May 15, 2001
------------------
Larry Heaps


 /s/ Curtis T. Johnson             Director                       May 15, 2001
-----------------------
Curtis T. Johnson










                                    Page -6-

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                ------------------

                                    EXHIBITS

                                       TO

                                    FORM S-8

                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933

                                ----------------


                               Career Worth, Inc.
                             (A Nevada corporation)


                              --------------------









                                    Page -7-

INDEX TO EXHIBITS

                                                                                      Page
Exhibits     SEC Ref. No.                Description of Exhibit
--------     ------------                ----------------------
   A              4            2001 Stock Benefit Plan of the Company                  9
   B           5, 23(b)        Opinion and consent of Counsel with respect to          14
                               the legality of the issuance of securities being
                               issued
   C            23(a)          Consent of Accountant                                   17
   D              99           Fee Agreement with Richard Surber, Attorney             18
                               at Law
   E              99           Conflicts Letter and Consent                            21






















                                    Page -8-

                              THE 2001 BENEFIT PLAN

                                       OF

                               CAREER WORTH, INC.













                                    Page -9-

                   THE 2001 BENEFIT PLAN OF CAREER WORTH, INC.

     Career Worth, Inc., a Nevada corporation (the "Company"), hereby adopts The 2001 Benefit Plan of Career Worth, Inc. (the "Plan") this 23rd day of April, 2001. Under the Plan, the Company may issue stock, or grant options to acquire the Company's common stock, par value $0.001 (the "Stock"), from time to time to employees of the Company or its subsidiaries, all on the terms and conditions set forth herein ("Benefits"). In addition, at the discretion of the Board of Directors, Benefits may from time to time be granted under this Plan to other individuals, including consultants or advisors, who contribute to the success of the Company or its subsidiaries but are not employees of the Company or its subsidiaries, provided that bona fide services shall be rendered by consultants and advisors and such services must not be in connection with the offer or sale of securities in a capital-raising transaction. No stock may be issued, or option granted under the benefit plan to consultants, advisors, or other persons who directly or indirectly promote or maintain a market for the Company's securities.

1. Purpose of the Plan. The Plan is intended to aid the Company in maintaining and developing a management team, attracting qualified officers and employees capable of assuring the future success of the Company, and rewarding those individuals who have contributed to the success of the Company. The Company has designed this Plan to aid it in retaining the services of executives and employees and in attracting new personnel when needed for future operations and growth and to provide such personnel with an incentive to remain employees of the Company, to use their best efforts to promote the success of the Company's business, and to provide them with an opportunity to obtain or increase a proprietary interest in the Company. It is also designed to permit the Company to reward those individuals who are not employees of the Company but who management perceives to have contributed to the success of the Company or who are important to the continued business and operations of the Company. The above goals will be achieved through the granting of Benefits.

2. Administration of this Plan. Administration of this Plan shall be determined by the Company's Board of Directors (the "Board"). Subject to compliance with applicable provisions of the governing law, the Board may delegate administration of this Plan or specific administrative duties with respect to this Plan on such terms and to such committees of the Board as it deems proper (hereinafter the Board or its authorized committee shall be referred to as "Plan Administrators"). The interpretation and construction of the terms of this Plan by the Plan Administrators thereof shall be final and binding on all participants in this Plan absent a showing of demonstrable error. No member of the Plan Administrators shall be liable for any action taken or determination made in good faith with respect to this Plan. Any Benefit approved by a majority vote of those Plan Administrators attending a duly and properly held meeting shall be valid. Any Benefit approved by the Plan Administrators shall be approved as specified by the Board at the time of delegation.

3. Shares of Stock Subject to this Plan. A total of three million (3,000,000) shares of Stock may be subject to, or issued pursuant to, Benefits granted under this Plan. If any right to acquire Stock granted under this Plan is exercised by the delivery of shares of Stock or the relinquishment of rights to shares of Stock, only the net shares of Stock issued (the shares of stock issued less the shares of Stock surrendered) shall count against the total number of shares reserved for issuance under the terms of this Plan.



                                    Page -10-

4. Reservation of Stock on Granting of Option. At the time any Option is granted under the terms of this Plan, the Company will reserve for issuance the number of shares of Stock subject to such Option until it is exercised or expires. The Company may reserve either authorized but unissued shares or issued shares reacquired by the Company.

5. Eligibility. The Plan Administrators may grant Benefits to employees, officers, and directors of the Company and its subsidiaries, as may be existing from time to time, and to other individuals who are not employees of the Company or its subsidiaries, including consultants and advisors, provided that such consultants and advisors render bona fide services to the Company or its subsidiaries and such services are not rendered in connection with the offer or sale of securities in a capital-raising transaction. In any case, the Plan Administrators shall determine, based on the foregoing limitations and the Company's best interests, which employees, officers, directors, consultants and advisors are eligible to participate in this Plan. Benefits shall be in the amounts, and shall have the rights and be subject to the restrictions, as may be determined by the Plan Administrators, all as may be within the provisions of this Plan.

6. Term of Options issued as Benefits and Certain Limitations on Right to Exercise.

         a. Each Option issued as a benefit hereunder ("Option") shall have its term established by the Plan Administrators at the time the Option is granted.

         b. The term of the Option, once it is granted, may be reduced only as provided for in this Plan and under the express written provisions of the Option.

         c. Unless otherwise specifically provided by the written provisions of the Option or required by applicable disclosure or other legal requirements promulgated by the Securities and Exchange Commission ("SEC"), no participant of this Plan or his or her legal representative, legatee, or distributee will be, or shall be deemed to be, a holder of any shares subject to an Option unless and until such participant exercises his or her right to acquire all or a portion of the Stock subject to the Option and delivers the required consideration to the Company in accordance with the terms of this Plan and then only as to the number of shares of Stock acquired. Except as specifically provided in this Plan or as otherwise specifically provided by the written provisions of the Option, no adjustment to the exercise price or the number of shares of Stock subject to the Option shall be made for dividends or other rights for which the record date is prior to the date on which the Stock subject to the Option is acquired by the holder.

         d. Options shall vest and become exercisable at such time or times and on such terms as the Plan Administrators may determine at the time of the grant of the Option.

         e. Options may contain such other provisions, including further lawful restrictions on the vesting and exercise of the Options as the Plan Administrators may deem advisable.

         f. In no event may an Option be exercised after the expiration of its term.

         g. Options shall be non-transferable, except by the laws of descent and distribution.

7. Exercise Price. The Plan Administrators shall establish the exercise price payable to the Company for shares to be obtained pursuant to Options which exercise price may be amended from time to time as the Plan Administrators shall determine.


                                   Page -11-

8. Payment of Exercise Price. The exercise of any Option shall be contingent on receipt by the Company of the exercise price paid in either cash, certified or personal check payable to the Company.

9. Withholding. If the grant of a Benefit hereunder, or exercise of an Option given as a Benefit is subject to withholding or other trust fund payment requirements of the Internal Revenue Code of 1986, as amended (the "Code"), or applicable state or local laws, the Company will initially pay the Optionee's liability and will be reimbursed by Optionee no later than six months after such liability arises and Optionee hereby agrees to such reimbursement terms.

10. Dilution or Other Adjustment. The shares of Common Stock subject to this Plan and the exercise price of outstanding Options are subject to proportionate adjustment in the event of a stock dividend on the Common Stock or a change in the number of issued and outstanding shares of Common Stock as a result of a stock split, consolidation, or other recapitalization. The Company, at its option, may adjust the Options, issue replacements, or declare Options void.

11. Benefits to Foreign Nationals. The Plan Administrators may, in order to fulfill the purpose of this Plan and without amending this Plan, grant Benefits to foreign nationals or individuals residing in foreign countries that contain provisions, restrictions, and limitations different from those set forth in this Plan and the Benefits made to United States residents in order to recognize differences among the countries in law, tax policy, and custom. Such grants shall be made in an attempt to give such individuals essentially the same benefits as contemplated by a grant to United States residents under the terms of this Plan.

12. Listing and Registration of Shares. Each Option shall be subject to the requirement that if at any time the Plan Administrators shall determine, in their sole discretion, that it is necessary or desirable to list, register, or qualify the shares covered thereby on any securities exchange or under any state or federal law, or obtain the consent or approval of any governmental agency or regulatory body as a condition of, or in connection with, the granting of such Option or the issuance or purchase of shares thereunder, such Option may not be exercised in whole or in part unless and until such listing, registration, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Plan Administrators.

13. Expiration and Termination of this Plan. This Plan may be abandoned or terminated at any time by the Plan Administrators except with respect to any Options then outstanding under this Plan. This Plan shall otherwise terminate on the earlier of the date that is five years from the date first appearing in this Plan or the date on which the 3 millionth share is issued hereunder.

14. Amendment of this Plan. This Plan may not be amended more than once during any six month period, other than to comport with changes in the Code or the Employee Retirement Income Security Act or the rules and regulations promulgated thereunder. The Plan Administrators may modify and amend this Plan in any respect; provided, however, that to the extent such amendment or modification would cause this Plan to no longer comply with the applicable provisions of the Code governing incentive stock benefits as they may be amended from time to time, such amendment or modification shall also be approved by the shareholders of the Company.

     ATTEST:

     /s/ Curtis T. Johnson
     ---------------------------
         Curtis T. Johnson, CEO


                                    Page -12-

                                    EXHIBIT A

                               NOTICE OF EXERCISE





                   (To be signed only upon exercise of Option)

TO: CAREER WORTH, INC.

     The undersigned, the owner of the attached Option, hereby irrevocably elects to exercise the rights to purchase thereunder ______________ shares of Common Stock of Career Worth, Inc. and herewith pays for the shares in the manner specified in the Option. The undersigned requests that the certificates for such shares be delivered to them according to instructions indicated below. If such shares are not all of the shares purchasable under the Option, the undersigned further requests that a new option certificate be issued and delivered to the undersigned for the remaining shares purchasable under the Option.

DATED this ________ day of ______________, 200__.






         By:_____________________________


Instructions for delivery:

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------



                 [THIS SPACE HAS BEEN INTENTIONALLY LEFT BLANK]


                                    Page -13-

                                RICHARD D. SURBER
                               ATTORNEY- AT- LAW*
                            200 South Los Robles Ave
                                    Suite 230
                           Pasadena, California 91101

                                                    *Admitted only in California




                                 April 23, 2001


Board of Directors
Career Worth, Inc.
385 East 800 South
Orem, Utah 84004

Re: Form S-8 Registration Statement

Gentlemen:

     I have acted as special counsel for Career Worth, Inc., a Nevada corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission ("the Commission") under the Securities Act of 1933, as amended, ("the Act") of a registration statement on Form S-8 (the "Registration Statement"). The Company is registering a Benefit Plan entitled "The 2001 Benefit Plan of Career Worth, Inc." (the "Benefit Plan") pursuant to which the Company has authorized the issuance of 3,000,000 shares of the Company's common stock, par value $.001. In connection with the Company's filing of the Registration Statement, you have requested my opinion regarding the validity of the issuance of the aforementioned Shares.

     This opinion letter (this "Opinion") is governed by, and shall be interpreted in accordance with the Legal Opinion Accord (the "Accord") of the ABA Section of Business Law (1991). As a consequence, it is subject to a number of qualifications and limitations, all as more particularly described in the Accord, and this Opinion should be read in conjunction therewith.

     In connection with the preparation of this Opinion, I have examined the following:

     1. The Company's Articles of Incorporation and amendments thereto and Bylaws;
     2. The Registration Statement herein referenced;
     3. The authorization and approval, dated April 23, 2001, by the Company's Board of Directors of the Company's 2001 Benefit Plan concerning the Shares and Registration Statement;
     4. The Company's Section 10(a) Prospectus for the Registration Statement;
     5. The Company's Form 10-KSB for the fiscal year ended December 31, 2000 and the Company's Form 10-QSB for the quarterly period ended September 30, 2000; and
     6. Such other documents as I have deemed necessary for the purposes of this Opinion.


                                    Page -14-

     Additionally, I have made such investigations of federal law as I have considered necessary and appropriate to form a basis for this opinion. My opinion is qualified by the scope of the document review specified herein and I make no representations as to the sufficiency of my investigation for this opinion. I further expressly exempt from this opinion any representations as to the completeness, adequacy, accuracy or any other aspect of the financial statements incorporated in the Registration Statement.

The documentation and representations provided to me for this opinion by the Company and its duly authorized representatives indicate that the Company is validly organized under the laws of the State of Nevada; the Company is current in its filings with the Commission; the Company's Board of Directors has authorized the Benefit Plan; the Company's Board of Directors has authorized the filing of the Registration Statement; and that the number of shares to be included in the Registration Statement are available for issuance based upon corporate documentation and on the amount of shares actually issued and outstanding. As such, I am of the opinion that the Shares herein referenced have been duly and validly authorized and that subject to compliance with all provision of the Plan, the Shares will be validly issued as fully paid and non-assessable shares of common stock in the Company.

     This  opinion  is  based  upon  and  subject  to  the   qualifications  and
limitations specified below:

     (A) Certain of the  remedial  provisions  of the 2001  Benefit  Plan may be
further  limited  or  rendered   unenforceable  by  other  applicable  laws  and
interpretations.

     (B) In rendering the opinion that the shares of the Common Stock to be registered pursuant to the Registration Statement and issued under the Benefit Plan will be validly issued, fully paid and nonassessable, I assumed that: (1) the Company's Board of Directors has exercised good faith in establishing the value paid for the Shares; (2) all issuances and cancellations of the capital stock of the Company will be fully and accurately reflected in the Company's Stock Records as provided by the Company's transfer agent; and (3) the consideration, as determined by the Company's Board of Directors, to be received in exchange for each issuance of common stock of the Company, has been paid in full and actually received by the Company.

     (C) I have made no independent verification of the facts asserted to be true and accurate by authorized representatives of the Company and have assumed that no person or entity has engaged in fraud or misrepresentation regarding the inducement relating to, or the execution or delivery of, the documents reviewed.

     (D) In rendering this opinion I have assumed that all signatures are genuine, that all documents submitted to me as copies conform substantially to the originals, that all documents have been duly executed on or as of the date represented on the documents, that execution and delivery of the documents was duly authorized on the part of the parties, that all documents are legal, valid and binding on the parties and that all corporate records are complete.

     (E) I have assumed that the Company is satisfying the substantive requirements of Form S-8 and I expressly disclaim any opinion regarding the Company's compliance with such requirements, whether they are of federal or


                                    Page -15-
state origin, or any opinion as to the subsequent tradeability of any Shares issued pursuant to the Benefit Plan.

     (F) I am admitted to practice law in the State of California. I am not admitted to practice law in the State of Nevada or in any other jurisdiction where the Company may own property or transact business. This opinion is with respect to federal law only and I have not consulted legal counsel from any other jurisdiction for the purpose of the opinion contained herein. I expressly except from this opinion any opinion as to whether or to what extent a Nevada court or any other court would apply Nevada law, or the law of any other state or jurisdiction, to any particular aspect of the facts, circumstances and transactions that are the subject of this opinion.

     (G) This opinion is strictly limited to the parameters contained and referenced herein and is valid only as to the signature date with respect to the same. I assume no responsibility to advise you of any subsequent changes or developments which might affect any aspect to this opinion.

     I hereby consent to the use of this opinion as an exhibit to the Registration Statement. This opinion may not be used, relied upon, circulated, quoted or otherwise referenced in whole or in part for any purpose without my written consent.

Sincerely,


  /s/ Richard D. Surber
-----------------------
Richard D. Surber






                                    Page -16-

                             HJ & ASSOCIATES, L.L.C.



                         CONSENT OF INDEPENDENT AUDITORS


Board of Directors and Shareholders
Career Worth, Inc.
Orem, Utah 84004

We hereby consent to the use of our audit report dated April 13, 2001 for the year ended December 31, 2001 which is incorporated by reference in this Form S-8 of Career Worth, Inc. and to all references to our firm in this Form S-8.

/s/ HJ & Associates, LLC
------------------------------
HJ & Associates, LLC
Salt Lake City, Utah
May 16, 2001





                                    Page -17-

                        FEE AGREEMENT FOR LEGAL SERVICES

This FEE AGREEMENT FOR LEGAL SERVICES (the "Agreement") is between Career Worth, Inc, ("Client" or the "Company") whose address is 385 East 800 South, Orem, Utah 84004, and Richard Surber ("Attorney") whose address is 200 South Los Robles Ave., Suite 230, Pasadena, California 91101.

Attorney has agreed to provide legal services to Client with respect to the following legal matters and special projects referred to Attorney by Client from time to time.

         1. Prepare and file a Form 14C with the Securities and Exchange Commission ("SEC") on behalf of the Client;

         2. Prepare and File an S-8 Registration for the Company under the Securities Act of 1933 together with all necessary corporate minutes and documentation, including a reoffering prospectus and an employee benefit plan for the Company and any necessary consulting or employment contracts;

         3. Prepare and file Articles of Amendment to the Client's Articles of Incorporation, and all necessary corporate minutes to accomplish the same;

         4. Make any necessary filings with the SEC on the EDGAR system; and, if requested,

         5. Assist the Client in filing necessary Forms 10-QSB with the SEC during the current fiscal year.

This agreement is made in advance as to the conditions and guidelines that will govern the relationship between the parties. All work performed hereunder will be done under the supervision of a licensed Utah attorney.

To protect both of the parties and to comply with professional obligations, we have already discussed with each other and resolved any potential conflicts of interest with present or former clients. The services which Attorney will provide shall be in accordance with the following terms and conditions:

1.       Professional Fees

         Fees will be based upon the reasonable value of Attorney's services as determined in accordance with the American Bar Association Model Code of Professional Responsibility and the Utah Rules of Professional Conduct. Fees will be based on the rates charged by Attorney.

         Attorney's rate is Three Hundred Dollars ($300) per hour. It is anticipated that Client and Attorney will agree on a fixed fee for special projects from time to time. The fixed fee arrangements for special projects will be agreed to in writing from time to time.

         Client understands Attorney's billing rate may be reasonably adjusted from time to time, but not more frequently than annually. Notice of any such adjustments will be given within a reasonable time. Client further understands that during the course of Attorney's engagement, it may be necessary or advisable to delegate various portions of this matter to others.



                                    Page -18-

         Client has agreed to reimburse attorney by way of a flat fee of one million (1,000,000) shares of the Company's common stock for the services listed above. In the event that Client requests any additional work, attorney will receive additional compensation at his normal billing rate as set out above.

2.       Costs and Expenses

         Client understands that in the course of representation, it may be necessary for Attorney to incur certain costs or expenses. Client will reimburse Attorney for certain costs or expenses actually incurred and reasonably necessary for completing the assigned matter, as long as the charges for costs and expenses are competitive with other sources of the same products or services. More particularly, Client will reimburse Attorney in accordance with the following guidelines:

         A. Computer-Related Expenses. Client will reimburse Attorney for computerized research and research services. However, any charges over $500 per month will require approval. Client also encourages Attorney to utilize computer services which will enable Attorney to more efficiently manage the projects.

         B. Travel. Client will reimburse Attorney for expenses in connection with out of town travel. However, Client will only reimburse for economy class travel and, where necessary, for the reasonable cost of a rental car. All related travel expenses, i.e., lodging and meals, must be reasonable under the circumstances.

         C. Filing Fees & Court Costs. Client will reimburse Attorney for expenses incurred in connection with filing fees and court costs, if any, but will not be responsible for sanctions or penalties imposed due to the conduct of Attorney.

3.       Billing

         All bills will include a summary statement of the kinds of services rendered during the relevant period. Client expects that Attorney will maintain back-up documentation for all expenses. Client expects to be billed monthly or at the conclusion of each project and expects to pay Attorney's invoices as described below.

4.       Payment

         Client agrees to satisfy Attorney's fees contracted for herein by way of the issuance by Client to attorney of one million (1,000,000) shares of common stock of Career Worth, Inc. (the "Fee Shares"). The Fee Shares shall be issued and delivered to Attorney within five (5) days of the signing of this agreement. The Fee Shares may be liquidated from time to time at Attorney's direction as market conditions allow. In the event Client requests additional work from Attorney, Attorney will send Client a statement for any additional fees and costs on a monthly basis. Unless objection is made to the bill, Attorney shall be paid for such additional work either in cash or additional stock at the option of Client. It is specifically agreed and understood that Attorney, has not been engaged to perform, nor will Attorney agree to perform any services in connection with a capital raising transaction in exchange for shares. It is mutually


                                    Page -19-
         understood and agreed that any fees for services that are in connection with a capital raising transaction shall be paid in cash.

5.       Registration of Client Shares

         No later than five (5) days following the date hereof as to the Fee Shares, Client will cause such shares to be registered with the
         Securities  and  Exchange   Commission  under  a  Form  S-8  or  other
         applicable registration statement, and it shall cause such registration statement to remain effective at all time while Attorney holds such shares. At Attorney's election, such shares may be issued prior to registration in reliance on exemptions from registration provided by Section 4(2) of the Securities Act of 1933 (the "33 Act"), Regulation D of the '33 Act, and applicable state securities laws.

6.       Involvement of Client

         Client expects to be kept closely involved with the progress of Attorney's services in this matter. Attorney will keep Client informed of all material developments in this matter, and, in the case of litigation or administrative proceedings, will provide sufficient notice to enable a representative to attend meetings, conferences, hearings and other proceedings. A copy of all correspondence in the course of Attorney's services will be forwarded to Client.

         There may be times when Attorney will need to obtain information from Client. All requests for access to documents, employees, or other information shall be granted without unreasonable delay. At the conclusion of this matter, all documents obtained shall be returned upon request.

7.       Termination

         Client shall have the right to terminate Attorney's engagement by written notice at any time. Attorney has the same right to terminate this engagement, subject to an obligation to give Client reasonable notice to permit it to obtain alternative representation or services and subject to applicable ethical provisions. Attorney will be expected to provide reasonable assistance in effecting a transfer of responsibilities to the new firm.

                                    "Client"
                                             Career Worth, Inc.


Dated: May 4, 2001                           By: /s/ Curtis Johnson
                                                --------------------
                                                Name: Curtis Johnson
                                                Title President

                                   "Attorney"


Dated: April 30, 2001                         /s/ Richard D. Surber
                                             ----------------------
                                             Richard D. Surber


                                    Page -20-

                                RICHARD D. SURBER
                                Attorney at Law*
                           200 South Los Robles Avenue
                                    Suite 230
                           Pasadena, California 91101


                                                    *Admitted only in California


April 24,2001

Curtis Johnson, CEO
Career Worth, Inc.
385 East 800 South
Orem, Utah 84004


Dear Curtis:

This letter confirms our understanding that I am to be issued 1,000,000 shares of Career Worth, Inc. common stock with S-8 registration rights. These shares are issued to me, in lieu of cash, as payment for legal services provided with respect to filings with the Securities and Exchange Commission for Career Worth, Inc. including a Form 14C filing and preparation of an S-8 filing and other miscellaneous corporate work.

In order for me to accept securities as compensation, I must obtain informed, written consent from the Company. The purpose of this letter is to request informed, written consent to the receipt of such compensation.

Essentially, certain conflicts of interest may arise from my accepting an equity position in the Company for legal services. More specifically, the interests and objectives of one party may become inconsistent and incompatible with the interests and objectives of another party.

Attorneys are governed by specific rules regarding the representation of clients when present or potential conflicts of interest exist. Rules 3-310(A), (B), and
(C) and (E) of the Rules of Professional Conduct of the State Bar of California provide as follows

         "Rule 3-310 Avoiding Interests Adverse to a Client
         -------------------------------------------
        A. For purposes of this rule:
         ------------------------------
         1. 'Disclosure' means informing the client or former client of the relevant circumstances and of the actual and reasonably foreseeable adverse consequences to the client or former client;


                                    Page -21-

          2. 'Informed written consent' means the client's or former client's written agreement to the representation following written disclosure;

          3. 'Written' means any writing as defined in Evidence Code Section
          250.

         B. A member shall not accept or continue representation of a client without providing written disclosure to the client where:

          1. The member has a legal, business, financial, professional, or personal relationship with a party or witness in the same matter; or

          2. The member knows or reasonably should know that:

          (a) the member previously had a legal, business, financial, professional, or personal relationship with a party or witness in the same matter; and

          (b) the previous relationship would substantially affect the member's representation; or

          3. The member has or had a legal, business, financial, professional, or personal relationship with another person or entity the member knows or reasonably should know would be affected substantially by resolution of the matter; or

          4. The member has or had a legal, business, financial, or professional interest in the subject matter of the representation.

        C. A member shall not, without the informed written consent of each client:

          1. Accept representation of more than one client in a matter in which the interests of the clients potentially conflict; or

          2. Accept or continue representation of more than one client in a matter in which the interests of the clients actually conflict; or

          3. Represent a client in a matter and at the same time in a separate matter accept as a client a person or entity whose interest in the first matter is adverse to the client in the first matter.

        D. A member shall not, without the informed written consent of the client or former client accept employment adverse to the client or former client where, by reason of the representation of the client or former client, the member has obtained confidential information material to the employment."

Because of possible conflicts of interest, I suggest that the Company carefully consider the implications of compensation in the form of common stock of the Company. Additionally, I recommend that the Company seek the advice of independent counsel should any questions arise regarding the existence of actual or potential conflicts of interest which may presently exist or which may arise.



                                    Page -22-

Once the Company has fully considered such implications, if they so desire, they may consent to my accepting common stock as compensation by signing a copy of this letter acknowledging that (i) the Company has been advised of rules 3-310(A), (B), (C), and (E) and of the conflicts associated with the proposed arrangement, and (ii) nevertheless, the Company wants me to represent it and be compensated with common stock.


                                                     Very truly yours,

                                                     /s/ Richard Surber
                                                     --------------------------
                                                     Richard Surber



                                     CONSENT

Richard D. Surber has explained to the undersigned that there may exist present and conflicting interests in the above-described action and Mr. Surber has informed me of the possible consequences of these conflicts.

I understand that I have the right to seek independent counsel before signing this Consent or at any future time. The undersigned nevertheless desires representation by and payment of common stock to Richard D. Surber to the extent described above, and, therefore, consents and gives approval to such representation and payment.

 Dated: May 4, 2001

Career Worth, Inc.



By: /s/ Curtis Johnson
    -------------------
    Curtis Johnson,CEO












                                    Page -23-